                                                           Exhibit No. EX-99.p.4

                                 CODE OF ETHICS
                                     204A-1
                                      17j-1

                          Davis Selected Advisers, L.P.
                        Davis Selected Advisers-NY, Inc.
                             Davis Distributors, LLC

                      as amended effective February 1, 2005

                                Table of Contents

I.       Background
II.      Statement of Principals
III.     Duty to Report Violations of the Code
IV.      Acknowledgement of Receipt of this Code
V.       Insider Trading Policy
VI.      Restrictions Relating to Securities Transactions
VII.     Service as a Director
VIII.    Reporting Requirements for Employees, Access Persons,
         and Independent Directors
IX.      Exempted Securities and Transactions
X.       Sanctions
XI.      Administration of the Code of Ethics
XII.     Approval and Review by Boards of Directors
XIII.    Definitions

IMPORTANT:  All Employees must read and acknowledge receipt and understanding of this Code of Ethics.

I.   Background

A.   This Code is adopted under Rule 17j-1, under the Investment  Company Act of
1940, and Rule 204A-1,  under the Investment  Advisers Act of 1940, and has been approved by the Boards of  Directors of each of the mutual Funds for which Davis
Advisors serves as Manager or Sub-Adviser.

B.   This Code is designed to prevent fraud by reinforcing fiduciary  principles that must govern the conduct of  Employees.  This Code sets forth  standards  of conduct expected of Employees,  and addresses conflicts that arise from personal trading.  Employees (1) must adhere to fiduciary standards, (2) have obligations to Clients,  (3) may be required to restrict their personal trading, and (4) may be required to report their personal securities transactions and holdings.

C.   Questions concerning  this Code should be referred to the Chief  Compliance
Officer.

II.  Statement of Principles

A. Fiduciary  Standards.  This Code is based on the fundamental  principle that
Davis  Advisors  and its  Employees  must  put  Client  interests  first.  As an investment  adviser,  Davis  Advisors  has  fiduciary  responsibilities  to  its
Clients,  including the mutual funds managed or sub-advised  by Davis  Advisors.
Fiduciaries owe their clients a duty of honesty,  good faith,  and fair dealing.
As a  fiduciary,  Davis  Advisors  must act at all  times in its  Clients'  best interests  and must  avoid or  disclose  conflicts  of  interests.  Among  Davis
Advisor's  fiduciary  responsibilities  is the responsibility to ensure that its
Employees conduct their personal securities  transactions in a manner which does not interfere or appear to interfere with any Client  transactions  or otherwise take unfair  advantage of their  relationship  to Clients.  All  Employees  must adhere  to this  fundamental  principle  as well as  comply  with  the  specific provisions applicable to Employees or Access Persons, set forth in this Code. It bears emphasis that technical  compliance  with this Code's  provisions will not insulate from scrutiny  transactions which show a pattern of compromise or abuse of  an  Employee's  fiduciary  responsibilities  to  Clients.  Accordingly,  all
Employees  must seek to avoid any actual or potential  conflicts  between  their personal interest and the interest of Clients. In sum, all Employees shall place the interest of Clients before personal interests.

B.   Compliance  with  Applicable  Federal  Securities  Laws. All Employees must comply with applicable  Federal  Securities Laws as defined in this Code.  Among other  prohibitions,  an Employee  shall not:  (1) employ any device,  scheme or artifice to defraud a Client;  (2) make any untrue  statement of a material fact
(or omit to state a material fact necessary in order to make the statements made not misleading) to an Employee making  investment  decisions or to an officer or member of the Compliance Department investigating  securities transactions;  (3)
engage in any act,  practice,  or  course of  business  that  operates  or would operate  as a fraud or  deceit to a Client;  or (4)  engage in any  manipulative
practice  with  respect  to  a  Client.   Questions  regarding  compliance  with
applicable  Federal  Securities  laws may be  directed  to the Chief  Compliance
Officer.

III. Duty to Report Violations of the Code

A.   Duty to Report Violation. An Employee who knows of a violation of this Code has a duty to report such violation promptly to the Compliance Department.

B.   Compliance Department Procedures Regarding Reported  Violations.  The Chief
Compliance Officer shall maintain  procedures which reasonably ensure that he or she is aware of all reported violations of this Code.

C.   Prohibition  Against   Retaliation.   All  Employees  are  prohibited  from
retaliating  against an Employee who reports a violation of this Code. An act of retaliation is itself a violation of this Code and subject to sanctions.

IV.  Acknowledgement of Receipt of this Code

A.   Receipt of the Code Upon Employment or Promotion to Access Person.

(1)  Employees. The Compliance Department shall ensure that each new Employee is given a copy of this Code upon  commencement  of  employment.  Within 10 days of commencement of employment (the Employee's first day on payroll),  each Employee shall file an Acknowledgement with the Compliance  Department stating that he or she has read and understands this Code.

(2)  Access Persons.  Each new Access Person will be notified of their status as an Access Person upon  commencement of their employment as such.  Within 10 days of commencement of employment,  each employee shall file an Acknowledgement with the Compliance  Department  stating that he or she has read and  understands the provisions of the Code.

B.   Amendments to this Code.  The Compliance  Department  shall ensure that all
Employees  (including Access Persons) receive a copy of this Code promptly after any material  amendments to this Code. Within 10 days of receiving a copy of the amended Code,  each Employee shall file an  Acknowledgement  with the Compliance
Department stating that he or she has read and understands the provisions of the amended Code.

V.   Insider Trading Policy

A.   Prohibitions.   All  Employees  are  prohibited  from  trading  on  "inside information,"  which is material  nonpublic  information about the issuer of the security. Employees are prohibited from (1) buying or selling any security while in the  possession of inside  information;  (2)  communicating  to third parties inside  information;  or (3) using  insider  information  about Davis  Advisors'
securities  recommendations  or Client  holdings,  to benefit Clients or to gain personal benefit.

B.   Administration.  The  Chief Compliance Officer maintains written procedures reasonably  designed  to  safeguard  Client  information  and prevent an Insider
Trading  violation.  Any Employee who believes he or she may be in possession of inside information should promptly inform the Compliance Department.

VI.  Restrictions Relating to Securities Transactions

A.   General Trading Restrictions for all Employees. The following  prohibitions apply to all  Employees.  Employee  trading  includes  trading of their spouses, dependent  relatives,  trustee and  custodial  accounts or any other  account in which the  Employee  has a  financial  interest or over which the  Employee  has investment discretion.

1.   Market Timing Mutual Funds.  Mutual funds managed or  sub-advised  by Davis
Advisors (including variable annuities but excluding money market funds) are not intended to be used as short-term  trading  vehicles.  Employees are  prohibited from engaging in market timing any mutual fund (including variable annuities but excluding  money market funds)  managed or  sub-advised by Davis Advisors in any manner which violates that mutual fund's prospectus.

2.   Late Trading in Mutual Funds.  Late trading in mutual  funds is  explicitly prohibited by law. Late trading occurs when a mutual fund order is received from a client after the mutual fund's trading deadline. Even though the Code does not require Employees to report purchases of mutual funds,  which are not managed or sub-advised by Davis Advisors, this Code prohibits employees from engaging in or facilitating late trading any mutual fund.

B.   Additional Trading Restrictions for all Access Persons. "Access Persons" is
defined in the definitions section of this Code. The Compliance  Department will inform  an  Employee  of his  status  as an  Access  Person,  obtain  a  written acknowledgement, and retain a current list of Access Persons. In addition to the trading restrictions which apply to all Employees, Access Persons are subject to the following  additional  trading  restrictions.  The trading  restrictions for
Access  Persons  also include  trading of their  spouses,  dependent  relatives, trustee and  custodial  accounts or any other account in which the Access Person has a  financial  interest  or over  which  the  Access  Person  has  investment discretion.  These  additional  trading  restrictions  do not  apply  to  Exempt
Securities and Transactions, see section below.

1.   Clients to Receive Best Execution.  If an Access Person  purchases/sells  a security  that is  purchased/sold  by any Client on the same day at an  inferior price, the Access Person will pay a penalty  adjusting  his/her price to that of the Client.  The Best  Execution  requirement  applies only to Clients for which
Davis Advisors  executes  portfolio  transactions.  Thus, for example,  the Best
Execution  requirement  applies to all mutual funds  managed or  sub-advised  by
Davis  Advisors,  and  applies to all private  accounts  not subject to directed brokerage,  but  does not  apply to  managed  money/wrap  accounts  where a wrap sponsor executes Client portfolio transactions.

2.   Prohibition on  Short-Term  Profits.  Access  Persons are  prohibited  from profiting on any sale and  subsequent  purchase,  or any purchase and subsequent sale of the same (or equivalent)  securities  occurring within 60 calendars days
("short-term profit"). This holding period also applies to all permitted options transactions; therefore, for example, an Access Person may not purchase or write an option if the option will expire in less than 60 days  (unless  such a person is buying or writing  an option on a security  that he or she has held more than
60 days). In determining  short-term  profits,  all transactions within a 60-day period  in all  accounts  related  to the  Access  Person  will  be  taken  into consideration  in  determining  short-term  profits,  regardless  of  his or her intentions to do otherwise  (e.g., tax or other trading  strategies).  Should an
Access Person violate this prohibition on

short-term profits,  the Access Person would be required to disgorge the profit.
Exempt Securities and transactions are not subject to this prohibition.

3.   Restriction on Brokerage  Accounts. No Access Person may engage in personal securities  transactions  other than through a brokerage  account which has been approved by the Compliance  Department.  Every  approved  account is required to provide the Compliance Department with duplicate trade confirmations and account statements.

4.   Pre-clearance of Personal Securities Transactions.

     (a)  Pre-clearance.  All  Access  Persons  must  obtain  approval  from the
          Compliance   Department   prior  to  entering   into  any   securities
          transaction.  Approval of a transaction, once given, is effective only for the business  day on which  approval was given or until the Access
          Person  discovers  that  the  information  provided  at the  time  the transaction  was approved is no longer  accurate.  If an Access Person decides  not to  execute  the  transaction  on the  day  pre-clearance approval is given,  or the entire  trade is not  executed,  the Access
          Person  must  request  pre-clearance  again at such time as the Access
          Person   decides  to  execute  the  trade.   Exempt   Securities   and
          Transactions do not need to be pre-cleared.

     (b)  Limited Exemptions from  Pre-clearance.  Access Persons do not need to pre-clear a purchase or sale of securities which meets all elements of either of the following exemptions:

          (i) Blue Chip  Companies.  Purchases  or sales which (A) involve  less than  $50,000  of the  securities  of a  company  listed  either  on a national securities exchange or traded over the counter,  and (B) have a market capitalization  exceeding $5 billion.  These transactions are still subject to the Best Execution requirement; or

          (ii) Mutual Funds. Purchases or sales of shares issued by mutual funds managed or sub-advised by Davis  Advisors.  Note that mutual funds not managed or sub-advised by Davis Advisers are "Exempted Securities" and therefore not subject to pre-clearing.

          All securities purchased or sold pursuant to this Limited Exception to
          Pre-Clearance  must be reported on quarterly  transaction  reports see below.

5.   Blackout Period for Purchases and Sales.

     (a)  Blackout  Period.  No Access  Person may purchase  (sell) any security which at the time is being purchased (sold), or to the Access Person's knowledge is being considered for purchase (sale),  by any mutual fund which Davis Advisors serves as both manager and principal underwriter.
          The Compliance  Department will investigate any transaction  where the same  security  was  purchased  or sold by or for a mutual  fund which
          Davis Advisors serves as both manager and principal underwriter within the seven (7) calendar day period  preceding or following the purchase or sale by such Access Person.

     (b)  Blue Chip Limited Exemption from Blackout Period.  The Blackout Period shall  not  apply to any  purchase  or sale of  securities  which  (i)
          involve less than $50,000 of the securities of a company listed either on a national securities exchange or traded over the counter, and (ii)
          have  a  market  capitalization   exceeding  $5  billion.   Securities
          purchased  pursuant to this Blue Chip exception to the Blackout Period are  still  subject  to the  Best  Execution  requirement  and must be reported on quarterly transaction reports.

6.   Initial Public Offerings.  No Access Person shall acquire any securities in an initial public offering.

7.   Private Placements.    Access  Person   purchases  and  sales  of  "private
placement" securities  (including all private equity partnerships,  hedge funds, limited  partnership  or venture  capital  funds) must be  pre-cleared  with the
Compliance  Department.  No Access  Person  may  engage in any such  transaction unless the Compliance  Department has previously  determined in writing that the contemplated  investment  does not involve any  potential  for conflict with the investment activities of Davis Advisors Clients.  However, Access Persons do not
need to pre-clear  private  placement  opportunities  that are offered solely to
Davis  Advisors  employees  (for  example  limited  partnership  units  in Davis
Advisors).  If, after receiving the required approval,  an Access Person has any material role in the subsequent  consideration by any Client of an investment in the same or  affiliated  issuer,  the Access  Person  must  disclose  his or her interest in the private  placement  investment to the lead portfolio manager for the Client being considered for the subsequent  investment and to the Compliance
Department.

C.   Trading Restrictions for Independent Directors.

The following  restrictions apply only to Independent  Directors,  as defined in the  definitions  section of this Code,  of a mutual fund which  Davis  Advisors serves as both manager and principal underwriter.

1.   Restrictions on Purchases and Sales.  No Independent  Director may purchase
(sell) any security which, to the Independent  Director's knowledge at the time, is being purchased or is being considered for purchase (sold or being considered for sale) by any mutual fund for which he or she is a director. This prohibition shall not apply to Exempted Securities and Transactions.

2.   Restrictions on Trades in  Securities  Related in Value.  The  restrictions applicable to the  transactions  in securities by  Independent  Directors  shall similarly apply to securities that are issued by the same issuer and whose value or  return  is  related,  in whole or in part,  to the  value or  return  of the security purchased or sold by any Fund for which he or she is a director.

VII. Service as a Director

A.   Service as a Director.  Access Persons are  prohibited  from serving on the
Boards of Directors of publicly traded companies  unless the Compliance  Officer determines, in writing, that such service is not inconsistent with the interests of Clients.  The Access Person shall be prohibited  from  discussing  the issuer with persons making investment decisions with respect to such issuer.

VIII.Reporting  Requirements  for All Employees, Access Persons, and Independent
Directors

A.   Reporting  Requirements.   All  Employees,   Access  Persons,  and  certain
Independent Directors are subject to different reporting requirements, as listed below.  The  requirements  also apply to all  transactions  in the  accounts  of spouses,  dependent  relatives  and members of the same  household,  trustee and
custodial   accounts  or  any  other   account  in  which  the   Employee/Access
Person/Independent   Director  has  a  financial  interest  or  over  which  the
Employee/Access  Person/  Independent  Director has investment  discretion.  The requirements  do not apply to  securities  acquired for accounts  over which the
Employee/Access Person/Independent Director has no direct or indirect control or influence.

Any holdings or transaction  report may contain a statement that the report will not be  construed  as an  admission  that the  person  making the report has any direct or  indirect  beneficial  ownership  in the  security to which the report relates.

(1)  Initial Holdings Report.

     (a)  All Employees. All must disclose their personal securities holdings in mutual funds (including  variable annuities but excluding money market funds)  managed or  sub-advised  by Davis  Advisers to the  Compliance
          Department  within 10 days of  commencement  of employment  with Davis
          Advisors.  Similarly,  securities holdings of all new related accounts must be reported to the  Compliance  Department  within 10 days of the date that such account becomes related to the employee. Information in the initial  holdings report must be current as of a date no more than
          45 days prior to the date the person  becomes an Employee.  The report must be provided in a form  acceptable to the  Compliance  Department.
          Employees  are not  required  to report  purchases  or sales of mutual funds, which are not managed or sub-advised by Davis Advisors.

     (b)  All Access  Persons.  All Access  Persons must disclose their personal securities  holdings (not just mutual funds managed or  sub-advised by
          Davis  Advisors)  to the  Compliance  Department  within  10  days  of commencement  of employment  as an Access Person with Davis  Advisors.
          Similarly,  securities  holdings of all new related  accounts  must be reported to the Compliance  Department within 10 days of the date that such  account  becomes  related to the  employee.  Information  in the initial  holdings  report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. An initial holdings  reports  shall  include at a minimum  the  title,  number of shares,  principal amount, the name of any broker, dealer or bank with which the Access Person  maintains an account in which any  securities are held for the Access Person's direct or indirect  benefit;  and the date the Access  Person  submits the  report.  Exempt  Securities  and
          Transactions do not need to be reported.

     (c)  Independent Directors.  Independent Directors are not required to make an initial holdings report.

(2)  Annual Holdings Report.

     (a)  All Employees.  All Employees must submit an annual holdings report to the  Compliance  Department.  The annual  holdings  report must detail holdings in mutual funds (including  variable  annuities but excluding money market funds)  managed or  sub-advised by Davis Advisors as of a date no more  than 45 days  before  the  report is  submitted  and the
          Compliance  Department may mandate a single reporting date, e.g. as of
          December 31st. The report must be provided in a form acceptable to the
          Compliance Department.  Employees are not required to report purchases or sales of mutual  funds,  which are not  managed or  sub-advised  by
          Davis Advisors.

     (b)  Access  Persons.  All Access  Persons  must submit an annual  holdings report to the Compliance  Department.  The annual holdings report must detail all holdings (not just mutual funds managed or  sub-advised  by
          Davis Advisors) as of a date no more than 45 days before the report is submitted and the Compliance Department may mandate a single reporting date,  e.g. as of December 31st.  Annual  holdings  reports shall at a minimum  contain  the  same  information  for each  security  which is required  for  an  initial  holdings  report.  Exempt  Securities  and
          Transactions do not need to be reported.

     (c)  Independent Directors.  Independent Directors are not required to make an annual holdings report.

(3)  Quarterly Transaction Report.

     (a)  All  Employees.  All Employees  must submit  quarterly a  transactions report to the  Compliance  Department  within 30 days after the end of each calendar quarter.  The quarterly  transaction  report must detail all  securities  transactions  in  mutual  funds  (including  variable annuities but excluding  money market funds) managed or sub-advised by
          Davis Advisors during the preceding calendar quarter.  The report must be  provided  in a  form  acceptable  to  the  Compliance  Department.
          Employees  are not  required  to report  purchases  or sales of mutual funds, which are not managed or sub-advised by Davis Advisors.

     (b)  Access   Persons.   All  Access   Persons  must  submit   quarterly  a
          transactions report to the Compliance  Department within 30 days after the end of each calendar  quarter.  The quarterly  transaction  report must detail all securities transactions (not just mutual funds managed or sub-advised by Davis Advisors) in the preceding calendar quarter in which the Access Person had a direct or indirect beneficial  interest.
          The quarterly  transaction  report shall at a minimum include the date of the transaction,  title,  number of shares,  principal amount,  the nature of the transaction  (i.e.  purchase,  sale, etc.), the price at which the transaction was affected,  the name of the broker, dealer or bank which  executed the  transaction,  and the date the Access Person submits the report.  Exempt Securities and Transactions do not need to be reported.

     (c)  Independent Directors.  An Independent Director of a mutual fund which
          Davis Advisors serves as both manager and principal  underwriter  need only report a transaction in a security if the  Independent  Director, at the time of that  transaction,  knew or, in the ordinary  course of fulfilling  the  official  duties of a director of such  mutual  fund, should have known that,

          during  the  15-day  period  immediately  preceding  the  date  of the transaction by the Independent Director, the security was purchased or sold by any mutual fund or was being  considered  for purchase or sale by any mutual  fund for which he or she is a  director.  In  reporting such transactions, Independent Directors must provide: the date of the transaction, a complete description of the security, number of shares, principal amount, nature of the transaction,  price,  commission,  and name of broker/dealer through which the transaction was effected.

(4)  Annual  Certification  of  Compliance.  All  Employees/Access  Persons  and
Independent  Directors  of a mutual  fund which  Davis  Advisors  serves as both manager and  principal  underwriter,  must  certify  annually to the  Compliance
Department  that (1)  they  have  read,  understand,  and  agree to abide by the applicable  portions  of this Code of Ethics;  (2) they have  complied  with all requirements  of the  Code  of  Ethics,  except  as  otherwise  notified  by the
Compliance  Department  that  they  have  not  complied  with  certain  of  such requirements;  and (3)  they  have  reported  all  transactions  required  to be reported under the Code of Ethics.

(5)  Review   of   Transactions  &  Holdings Reports  and  Certifications.   The
Compliance Department shall review all transactions  reports,  holdings reports, and certifications.  The Compliance  Departments' review of transactions reports and  holdings  reports  shall  include  at  least  the  following  items,  where appropriate:

     (a)  an assessment of whether the reporting  person followed all procedures required by this Code;

     (b)  compare the personal trading to any insider-trading restricted lists;

     (c)  assess whether the reporting person is trading for his/her own account in the same  securities  which Davis  Advisors is trading for Clients, and if so, whether the Clients are receiving terms as favorable as the reporting person takes for himself/herself;

     (d)  periodically  analyze the reporting person's trading for patterns that may indicate abuse, including market timing;

     (e)  for Access Persons making  investment  decisions on behalf of Clients,
          investigate  any  substantial   disparities  between  the  quality  of
          performance the reporting  person achieves for his/her own account and that he/she achieves for clients; and

     (f)  for Access Persons making  investment  decisions on behalf of Clients, investigate  any  substantial  disparities  between the  percentage of trades  that are  profitable  when the  reporting  person  trades  for his/her own account and the percentage that are profitable when he/she makes investment decisions for Clients.

IX.  Exempted Securities and Transactions

A. The following  securities and transactions do not present the opportunity for improper  trading  activities  that Rule  204A-1 and Rule 17j-1 are  designed to prevent;  therefore,  unless otherwise indicated,  the restrictions set forth in
Restrictions  Relating to Securities  Transactions  and  Reporting  Requirements
shall not apply to the following exempted transactions or securities.

(1)  Managed Account.  Purchases  or sales in an account over which the Employee has no direct or indirect  influence or control (e.g.,  an account  managed on a fully discretionary basis by

an investment adviser or trustee).  The managed account shall be prohibited from purchasing initial public offerings or private placements without abiding by the procedures established under this Code to restrict investments by Access Persons in initial public offerings or private placements.

(2)  Automatic Investment Plans. Purchases, which are made by reinvesting,  cash dividends pursuant to an automatic dividend reinvestment plan.

(3)  U.S. Government Securities. Purchases or sales of direct obligations of the
U.S. Government.

(4)  Mutual Funds Not Managed or  Sub-Advised  by Davis  Advisors.  Purchases or
sales of mutual funds (including variable  annuities),  which are not managed or sub-advised by Davis Advisors.

(5)  Cash  Instruments.  Purchases  or  sales  of  bank  certificates,  bankers'
acceptances,  commercial paper and other high quality  short-term (less than 365 day original maturity) debt instruments, repurchase agreements, and money market funds.

(6)  Unit Investment Trusts.  Shares issued by unit  investment  trusts that are invested exclusively in one or more open-end funds, none of which are managed or sub-advised by Davis Advisers.

(7)  Securities  Issued by Davis  Advisors. Purchases or sales of debt or equity securities issued by Davis Advisors.  Employees should note that such securities are not publicly traded and are subject to numerous other restrictions.

(8)  Classes of Securities Exempted by the Chief Compliance  Officer.  The Chief
Compliance  Officer  shall  maintain a list of classes of  securities  which the
Chief  Compliance  Officer  has  determined,  in  writing,  do not  present  the opportunity for improper trading  activities that Rule 204A-1 and Rule 17j-1 are designed to prevent.  For example,  as of the date that this Code was originally adopted,  municipal  bonds  were a class of  securities,  which  would not be an appropriate  investment  for Davis  Advisors  to make on  behalf of any  Client.
Factors which the Chief Compliance Officer may consider when determining whether or not a class of securities would be appropriate for any Client include whether
(i) purchasing such securities would be consistent with the Client's  reasonable expectations;  (ii) they may  assist  the  Client  in  pursuing  its  investment objective; (iii) they are consistent with the Client's investment strategy; (iv)
they will cause the Client to violate any of its investment restrictions; or (v)
they will materially  change the Client's risk profile as described in documents which Davis Advisors has provided to the Client.

B.   The  restrictions   set  forth  in  Restrictions   Relating  to  Securities
Transactions do not apply to the following exempted  transactions or securities.
However, these transactions are subject to Reporting by Access Persons.

(1)  Involuntary Transactions.  Purchases or sales,  which are non-volitional on the part of the employee  (e.g., an  in-the-money  option that is  automatically exercised by a broker; a security that is called away as a result of an exercise of an  option;  or a  security  that  is  sold  by a  broker,  without  employee consultation, to meet a margin call not met by the employee).

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(2)  Pro-Rata Rights.  Purchases  effected upon the exercise of rights issued by an issuer  pro-rata to all holders of a class of its  securities,  to the extent such rights were acquired from such issuer.

(3)  Commodities and  Futures.  Purchases  or  sales  of  commodities,  currency futures and futures on  broad-based  indices,  options on futures and options on broad-based  indices.  The Compliance  Department  determines  which indexes are
"broad-based indices." Also exempted are exchange-traded  securities,  which are representative of, or related closely in value to, these broad-based indices.

(4)  Gifts.  The  receipt  of a bona  fide  gift  of  securities.  Donations  of securities, however, require pre-clearance.

X.   Sanctions

(A)  Sanctions  may include,  but are not limited to, (1) a letter of caution or warning,  (2) reversal of a trade, (3) disgorgement of a profit or absorption of costs  associated  with a  trade,  (4)  fine  or  other  monetary  penalty,  (5)
suspension of personal trading privileges, (6) suspension of employment (with or without compensation),  (7) termination of employment, (8) civil referral to the
SEC or other civil regulatory authorities, or (9) criminal referral.

(B)  Fines and other monetary  penalties  shall be  contributed  to mutual funds which Davis Advisors serves as both manager and principal underwriter.

XI.  Administration of the Code of Ethics

A.   Appointment of a Compliance  Officer. Davis Selected Advisers,  L.P., Davis
Selected  Advisers-NY,  Inc.,  Davis  Distributors,  LLC, and each of the mutual funds,  which Davis Advisors  serves as both manager and principal  underwriter, shall appoint a Chief Compliance  Officer and shall keep a record for five years of the persons serving as Chief Compliance Officer and their dates of service.

B.   Administration of the Code.  The  Chief Compliance Officer shall administer the Code and shall use reasonable diligence and institute procedures  reasonably necessary to review reports submitted by persons reporting under this Code.

C.   Interpretations.  The Chief Compliance  Officer  shall  interpret the Code, focusing  upon  achieving  the  goals  of Rule  17j-1  and Rule  204A-1.  Unless otherwise  specified,  all terms in the Code shall be  interpreted  consistently with the general understanding of such terms in Rule 17j-1, and Rule 204A-1

D.   Recordkeeping  for the Code. The  Chief  Compliance  Officer shall maintain
Code records at Davis Advisors' principal place of business, which shall be made available to the SEC as legally  required for  examination.  Code records  shall include (1) copies of all versions of the Code in effect,  (2) all violations of the Code and any action taken as a result of the violation, (3) all reports made by Employees,  Access  Persons,  and Independent  Directors,  (4) records of all persons required to make reports under this Code, (5) records of all persons who were responsible for reviewing Code

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reports,  and (6) records of any  decision to allow  Access  Persons to purchase
Initial Public Offerings or Private Placements.  All records shall be maintained for a period of five years.

E.   List of  Employees,  Access  Persons,   Independent  Directors.  The  Chief
Compliance  Officer  shall  prepare a list of  Employees,  Access  Persons,  and
Independent Directors,  shall update the list as necessary, and shall maintain a record (for 5 years) of former lists.

F.   Notice of  Status  as Access  Person  or  Independent  Director.  The Chief
Compliance  Officer shall notify each Access Person and Independent  Director of
their  status,   provide  them  with  a  copy  of  this  Code,   and  obtain  an
acknowledgment from such person of receipt thereof.

G.   Notice  of Material  Amendments to the Code. The  Chief  Compliance Officer
shall provide notice of material amendments to the Code to every Employee.

H.   Exemptions to the Code.

(1)  Exemptions  for Mutual  Funds  which Davis Advisors  Serves as Both Manager and Principal Underwriter.  With respect to any mutual fund which Davis Advisors serves as both manager and principal  underwriter,  the Independent Directors of that mutual fund may exempt any person from application of any section(s) of the
Code. A written  memorandum shall specify the section(s) of this Code from which the person is exempted and the reasons therefore.

(2)  Exemptions for All Other Clients.  With regard to all Clients except mutual funds which Davis Advisors serves as both manager and principal underwriter, the
Chief  Compliance  Officer  may  exempt  any  person  from  application  of  any section(s) of this Code. A written  memorandum  shall specify the  section(s) of this Code from which the person is exempted and the reasons therefore.

I.   Quarterly Directors' Report.  The Chief Compliance  Officer for each of the mutual  funds,  which  Davis  Advisors  serves  as both  manager  and  principal underwriter,  shall  compile a quarterly  report to be presented to the Board of
Directors of each such mutual fund.  Such report shall discuss  compliance  with this Code,  and shall  provide  details with respect to any material  failure to comply and the actions taken by the Chief  Compliance  Officer upon discovery of such failure.

J.   Annual Directors'  Report.  Not less than once a year the Chief  Compliance
Officer for each of the mutual funds which Davis Advisors serves as both manager and principal  underwriter shall furnish to Independent Directors of such mutual funds, and the Independent Directors shall consider, a written report that:

(1)  Describes any material issues  arising under the Code since the last report to the  Directors,  including,  but not limited to,  information  about material violations  of the  Code and  sanctions  imposed  in  response  to the  material violations.  The annual written report may incorporate by reference  information included in written quarterly reports previously presented to the Directors; and

(2)  Certifies  that  Davis Advisors has adopted procedures reasonably necessary to prevent Employees and Access Persons from violating the Code.

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XII. Approval and Review by Boards of Directors

The Board of Directors  (including a majority of the  Independent  Directors) of each of the mutual funds managed or  sub-advised  by Davis Advisors must approve this Code.  Additionally,  any material changes to this Code must be approved by the Board of Directors  within six months after adoption of any material change.
Each Board of  Directors  must base its  approval  of the Code and any  material changes  to the  Code on a  determination  that  the  Code  contains  provisions
reasonably   necessary  to  prevent  employees  from  engaging  in  any  conduct prohibited by Rule 17j-1.  Prior to approving the Code or any material change to the Code,  the Board of Directors must receive a  certification  from the mutual fund, the investment  adviser,  and principal  underwriter that each has adopted procedures reasonably necessary to prevent employees from violating this Code.

XIII.Definitions

(1)  "1940 Act" means the Investment Company Act of 1940, as amended.

(2)  "Access Person"  means any  Employee  (as defined in this Code) who (a) has access to  nonpublic  information  regarding  any  clients'  purchase or sale of securities,  or nonpublic  information  regarding the portfolio  holdings of any reportable  fund, or (b) are involved in making  securities  recommendations  to clients, or who has access to such recommendations that are nonpublic. All Davis
Advisors  Directors and Officers are Access Persons.  The Compliance  Department
may also determine,  in writing,  to treat certain Employees who do not meet the definition of Access Person as Access Persons for the purposes of this Code.

(3)  "Advisers Act" means the Investment Advisers Act of 1940, as amended.

(4)  "Beneficial  ownership"  is  interpreted  in the same manner as it would be under section 16a-1(a)(2) of the Securities Exchange Act of 1934 in determining, whether a person has beneficial  ownership of a security for purposes of section
16 of the  Securities  Exchange  Act of  1934  and  the  rules  and  regulations thereunder.

(5)  "Chief  Compliance Officer"  means that  individual  so designated by Davis
Selected Advisers,  L.P., Davis Selected Advisers-NY,  Inc., Davis Distributors,
LLC,  and each mutual  Fund,  which Davis  Advisors  serves as both  Manager and
Principal underwriter.

(6)  "Clients" means advisory Clients of Davis Advisors.

(7)  "Code" means this Code of Ethics.

(8)  "Davis Advisors"  means  Davis  Selected  Advisers,  L.P.,  Davis  Selected
Advisers-NY,  Inc., Davis  Distributors,  LLC, and all affiliated entities under common control, excluding any investment companies.

(9)  "Employee"  means  employees of Davis  Advisors and has the same meaning as
"supervised persons" as defined in section 202(a)(25) of the Advisers Act. These include Directors, Officers,

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Employees,  and any other person who provides advice on behalf of Davis Advisors and is subject to Davis Advisors' supervision and control.

(10) "Federal  Securities Laws" means the Securities Act of 1933, the Securities
Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act
of 1940, the Investment Advisers Act of 1940, Title V of the  Gramm-Leach-Bliley
Act (1999),  any rules adopted by the Securities and Exchange  Commission  under any of  these  statutes,  the  Bank  Secrecy  Act as it  applies  to  registered investment companies and investment  advisers,  and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

(11) "Independent  Directors"  means  Directors of any mutual fund,  which Davis
Advisors  serves  as  both  manager,  and  Principal  underwriter  who  are  not
"interested persons" of the Fund or Davis Advisors, as defined in the 1940 Act.

(12) "Mutual funds," are registered  open-end management  investment  companies.
These  include  variable  annuities,  which  are a form of  registered  open-end management Investment Company.

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